                                   EXHIBIT 11

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                COMPUTATION OF NET (LOSS) INCOME PER COMMON SHARE
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     Three Months Ended
                                                                   June 30,       June 30,
                                                                    1996            1995
                                                                ------------    ------------
Net (loss) income                                               $     (2,728)   $      3,473
                                                                ============    ============

Primary net (loss) income per common
   and common equivalent share                                  $       (.11)   $        .13
                                                                ============    ============

Weighted average number of shares
    of common stock and common stock
    equivalents used to compute
    primary net (loss) income per common
    and common equivalent share                                       25,941          25,773
                                                                ============    ============


Fully diluted net (loss) income per
   common and common equivalent
   share                                                        $       (.11)   $        .13
                                                                ============    ============

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute fully
   diluted net (loss) income per
   common and common equivalent share                                 25,957          26,694
                                                                ============    ============

                                   EXHIBIT 11

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     Six Months Ended
                                                                  June 30,        June 30,
                                                                   1996             1995
                                                                ------------    ------------
Net income                                                      $      2,619    $      6,791
                                                                ============    ============

Primary net income per common
   and common equivalent share                                  $        .10    $        .26
                                                                ============    ============

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute
   primary net income per common
    and common equivalent share                                       25,831          25,712
                                                                ============    ============

Fully diluted net income per
   common and common equivalent
   share                                                        $        .10    $        .26
                                                                ============    ============

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute fully
   diluted net income per common
   and common equivalent share                                        25,884          26,658
                                                                ============    ============

                                       18